UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2012

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Flower Street, Glendale, California	91201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 10, 2012, DreamWorks Animation SKG, Inc. (the “Company”) entered into a Credit Agreement (the “New Credit Agreement”) among the Company, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer.

The New Credit Agreement allows the Company to have outstanding borrowings of up to $400 million at any one time, on a revolving basis. The Company may from time to time, so long as no default or event of default has occurred under the New Credit Agreement, increase the commitments under the New Credit Agreement by up to $50 million. Borrowings under the New Credit Agreement bear interest at per annum rates determined by reference to the base rate or to the London Interbank Offered Rate (“LIBOR”), with the base rate being increased by a margin of 1.50% per annum and LIBOR being increased by a margin of 2.50% per annum. The New Credit Agreement also contains a sublimit for letters of credit. The Company is required to pay to the lenders under the New Credit Agreement a letter of credit participation fee equal to the applicable margin for LIBOR-based borrowings on the average daily undrawn amount of outstanding letters of credit and pay to JPMorgan Chase Bank, N.A., as the issuer of letters of credit, a letter of credit fronting fee equal to 0.125% per annum on the average daily undrawn amount of outstanding letters of credit. The New Credit Agreement requires the company to maintain a specified ratio of total debt to total capitalization and a specified ratio of net remaining ultimates to facility exposure. Subject to specified exceptions, the New Credit Agreement also restricts the Company and its subsidiaries from taking certain actions, such as granting liens, entering into any merger or other significant transactions, making distributions, entering into transactions with affiliates, agreeing to negative pledge clauses and restrictions on subsidiary distributions, and modifying organizational documents. The lenders’ commitments to lend under the New Credit Agreement will terminate on August 10, 2017. The obligations of the Company under the New Credit Agreement are guaranteed by substantially all the subsidiaries of the Company organized under the laws of the United States of America and are secured by substantially all the tangible and intangible assets of the Company and such subsidiaries. The commitments of the lenders under the New Credit Agreement may be terminated, and the obligations of the Company under the New Credit Agreement may be accelerated, upon the occurrence of any event of default specified in the New Credit Agreement, including, without limitation, the failure to make payments, the inaccuracy in any material respect of any representation or warranty, a default in the observance or performance of any covenant, the commencement of any voluntary or involuntary bankruptcy or similar insolvency proceeding, the occurrence of a default in respect of other material indebtedness of the Company and its subsidiaries, the occurrence of an ERISA event and the entering against the Company or any of its subsidiaries of a material judgment.

Borrowings under the New Credit Agreement will be used by the Company for general purposes including, without limitation, to finance the development, production and distribution costs of entertainment software and to finance acquisitions and investments.

On August 13, 2012, the Company borrowed $165 million under the New Credit Agreement, the proceeds of which are intended to be used by the Company to finance its pending acquisition of Boomerang Media Holdings II LLC, who through its wholly owned subsidiaries is the sole owner of Classic Media, a global media company with an extensive portfolio of family-oriented TV, film and publishing properties, which the Company expects will be completed during the month of

August 2012 and which is more fully described in the Company’s Current Report on Form 8-K dated July 20, 2012. In addition, a letter of credit with a face amount of $1 million and issued under the Prior Credit Agreement referred to below was continued as a letter of credit under the New Credit Agreement.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The Company has had, and expects to continue to have, ongoing business relationships (including ordinary banking arrangements and advisory services in connection with potential acquisition transactions) with some of the lenders under the New Credit Agreement, for which such lenders have received, and/or will receive, customary fees and commissions.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with entering into the New Credit Agreement, the Company elected to terminate, effective August 10, 2012, its secured Credit Agreement dated as of June 24, 2008 (the “Prior Credit Agreement”), among the Company, the several lenders from time to time parties thereto, Bank of America, N.A., as Syndication Agent, Wachovia Bank, National Association, as Documentation Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent. The Prior Credit Agreement allowed the Company to have outstanding borrowings of up to $200 million at any one time, on a revolving basis. The Prior Credit Agreement contained covenants similar to those contained in the New Credit Agreement. The Company did not incur any material early termination penalties in connection with the termination of the Prior Credit Agreement. The Prior Credit Agreement was included as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Credit Agreement dated as of August 10, 2012, among DreamWorks Animation SKG, Inc., the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date: August 16, 2012	By:	/s/ Robert A. Kelly
Name: Robert A. Kelly
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Credit Agreement dated as of August 10, 2012, among DreamWorks Animation SKG, Inc., the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer.